Exhibit 99.906 CERT

Section 906 Certification

I, Gobind Sahney, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: December 8, 2023

/s/ Gobind Sahney
Gobind Sahney
(President and Principal Executive Officer)

I, Jason Sutherland, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: December 8, 2023

/s/ Jason Sutherland
Jason Sutherland
(Treasurer and Principal Financial Officer)